As filed with the Securities and Exchange Commission on June 29, 2023

Registration No. 333-258328

Registration No. 333-257802

Registration No. 333-252662

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 333-258328

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 333-257802

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 333-252662

UNDER

THE SECURITIES ACT OF 1933

INDUS REALTY TRUST, INC.

INDUS RT, LP

(Exact name of Registrant as specified in its charter)

Maryland (INDUS Realty Trust, Inc.)	06-0868496 (INDUS Realty Trust, Inc.)
Maryland (INDUS RT, LP)	86-1266025 (INDUS RT, LP)
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

641 Lexington Avenue

New York, New York 10022

(212) 218-7910

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Michael Gamzon

Chief Executive Officer

INDUS Realty Trust, Inc.

641 Lexington Avenue

New York, New York 10022

(212) 218-7910

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

With copies to:

Gregory Ressa	Fred de Albuquerque
Simpson Thacher & Bartlett LLP	Simpson Thacher & Bartlett LLP
425 Lexington Avenue	2475 Hanover Street
New York, New York 10017	Palo Alto, California 94304
(212) 455-2000	(650) 251-5000

Nancy Olson	Blair Thetford
Skadden, Arps, Slate, Meagher & Flom LLP	Skadden, Arps, Slate, Meagher & Flom LLP
155 N Upper Wacker Drive	One Manhattan West
Chicago, Illinois 60606	New York, New York 10001
(312) 407-0700	(212) 735-3000

Approximate date of commencement of proposed sale to the public: Not applicable

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller Reporting Company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments (the “Post-Effective Amendments”) relate to the following Registration Statements on Form S-3 (each, a “Registration Statement” and collectively, the “Registration Statements”) filed by INDUS Realty Trust, Inc., a Maryland corporation (the “Registrant”), and with respect to Registration Statement No. 333-257802 the Registrant and INDUS RT, LP, with the U.S. Securities and Exchange Commission (the “SEC”):

●	Registration Statement No. 333-252662, filed with the SEC on February 2, 2021;

●	Registration Statement No. 333-257802, filed with the SEC on July 9, 2021; and

●	Registration Statement No. 333-258328, filed with the SEC on July 30, 2021.

On June 29, 2023, pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of February 22, 2023, by and among the Registrant, IR Parent, LLC, a Delaware limited liability company (“Parent”), and IR Merger Sub II, Inc., a Maryland corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), Merger Sub was merged with and into the Registrant (the “Merger”), with the Registrant surviving the Merger as a wholly owned subsidiary of Parent (the “Surviving Corporation”).

In connection with the closing of the Merger, the offerings pursuant to the Registration Statements have been terminated. In accordance with undertakings in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that remain unsold or otherwise unissued at the termination of the offerings, the Registrant, and with respect to Registration Statement No. 333-257802 the Registrant and INDUS RT, LP, hereby removes from registration all securities that were registered but unsold or otherwise unissued under the Registration Statements as of the date hereof.

The foregoing description of the Merger, the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the Merger Agreement, which is attached as Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on February 22, 2023.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York, on this 29th day of June, 2023.

INDUS REALTY TRUST, INC.

By:	/s/ Michael Gamzon
Name:	Michael Gamzon
Title:	President & Chief Executive Officer

INDUS RT, LP

By:	INDUS REALTY TRUST, INC.
Its:	General Partner

By:	/s/ Michael Gamzon
Name:	Michael Gamzon
Title:	President & Chief Executive Officer

No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933, as amended.